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                                                                       Exhibit 1

                             Joint Filing Agreement
                            Dated as of June 6, 2003

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing by Gold Source Investments Limited and Siu Lung Chung on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of Common Stock, $0.01 par value per share, of Minghua Group International Holdings Limited, and that this Agreement be included as an Exhibit to such joint filing.

         This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument. Facsimile execution and delivery of this agreement is legal, valid and binding for all purposes.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first above written.




                                               /s/ Siu Lung Chung
                                                   ----------------------------
                                                   SIU LUNG CHUNG


                                               GOLD SOURCE INVESTMENTS LIMITED


                                               By:  /s/ Siu Lung Chung
                                                   ----------------------------
                                                    Name:  Siu Lung Chung
                                                    Title: President

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